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                       Incorporated Under the Laws of the
                               State of Minnesota
                                  Chapter 302A


          NUMBER                                            SHARES
        -SPECIMEN-                                        -SPECIMEN-

                       MIMLIC ASSET ALLOCATION FUND, INC.

                        10,000,000,000 Authorized Shares
             of which 2,000,000,000 are Designated as Class A Shares

This Certifies that -SPECIMEN- is the registered holder of -SPECIMEN- Class A Shares of MIMLIC ASSET ALLOCATION FUND, INC., of the par value of $.01 each, transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this _____ day of ________A.D. 19___.

Secretary                                         President